UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2008

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2008, the Board of Directors (“Board”) of Clark Holdings Inc. (“Company”) appointed Kenneth L. Saunders, effective immediately, to fill the vacancy in the class of directors, designated as Class A, who serve until the Company’s annual meeting of stockholders in 2009.

There is no arrangement or understanding between Mr. Saunders and any other person pursuant to which Mr. Saunders was appointed as a director of the Company. Mr. Saunders will be eligible to participate in all non-employee director compensation plans or arrangements available to the Company’s other non-employee directors. He has not participated in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Saunders as a director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 28, 2008, the Board approved an amendment to the Company’s Amended and Restated Bylaws (“Bylaws”), effective immediately, to clarify that the position of Chairman of the Board of the Company is a non-executive position. The Board removed previous Section 4.4 of the Bylaws and removed the reference to the Chairman of the Board in Section 4.1. The Bylaws, as amended, are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

3.1	Amended and Restated Bylaws.

99.1	Press release, dated December 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2008	CLARK HOLDINGS INC.

	By:	/s/ Gregory E. Burns
Gregory E. Burns
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws.

99.1	Press release, dated December 1, 2008.